Exhibit (m)(2)

EXHIBIT A

AMENDED AND RESTATED
PLAN OF DISTRIBUTION PURSUANT TO RULE 12b-1

VAN ECK FUNDS

Fund and Share Class	Maximum 12b-1 Fees/Annual Limitation (Annually as a % of Average Daily Net Assets)
Emerging Markets Fund
Class A	0.25%
Class C	1.00%
Global Hard Assets Fund
Class A	0.25%
Class C	1.00%
International Investors Gold Fund
Class A	0.25%
Class C	1.00%
Multi-Manager Alternatives Fund
Class A	0.25%
Class C1	1.00%
CM Commodity Index Fund
Class A	0.25%
Long/Flat Commodity Index Fund
Class A	0.25%
Unconstrained Emerging Markets Bond Fund[1]
Class A	0.25%
Class C	1.00%

Exhibit A last amended on March 15, 2012

[1]

The Board of Trustees of Van Eck Funds approved the establishment of Class C shares for Multi-Manager Alternatives Fund and the establishment of the Unconstrained Emerging Markets Bond Fund at its March 14-15, 2012 meeting. As of the date of this Exhibit A, it is anticipated that the Class C shares for Multi-Manager Alternatives Fund will be offered beginning on or about May 1, 2012 and that the Unconstrained Emerging Markets Bond Fund will commence operations in the second quarter of 2012.